                                                                    Exhibit 4.10


                           EQUITY WARRANT AGREEMENT

                       dated as of ______________, ____

                                      FOR

                             WARRANTS TO PURCHASE

        [UP TO _________ SHARES OF COMMON STOCK AND/OR PREFERRED STOCK]

                          EXPIRING ____________, ____

                                    between

                         NORTHROP GRUMMAN CORPORATION

                                      and

                      (NAME OF EQUITY WARRANT AGENT), as
                             Equity Warrant Agent

    ALTERNATIVES REPRESENTED BY BRACKETED OR BLANK SECTIONS HEREIN SHALL BE
     DETERMINED IN CONFORMITY WITH THE APPLICABLE PROSPECTUS SUPPLEMENT OR
                                  SUPPLEMENTS

                               TABLE OF CONTENTS
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
ARTICLE 1.  Issuance of Equity Warrants and Execution and Delivery of Equity Warrant Certificates........................      1
     1.1    Issuance of Equity Warrants..................................................................................      1
     1.2    Form and Execution of Equity Warrant Certificates............................................................      2
     1.3    Issuance and Delivery of Equity Warrant Certificates.........................................................      3
     1.4    Temporary Equity Warrant Certificates........................................................................      4
     1.5    Payment of Taxes.............................................................................................      4
     1.6    "Holder".....................................................................................................      4
ARTICLE 2.  Duration and Exercise of Equity Warrants.....................................................................      5
     2.1    Duration of Equity Warrants..................................................................................      5
     2.2    Exercise of Equity Warrants..................................................................................      5
     2.3    Equity Warrant Adjustments...................................................................................      6
ARTICLE 3.  Other Provisions Relating to Rights of Holders of Equity Warrants............................................      7
     3.1    No Rights as Holder of Equity Securities Conferred by Equity
            Warrants or Equity Warrant Certificates......................................................................      7
     3.2    Lost, Stolen, Destroyed or Mutilated Equity Warrant Certificates.............................................      7
     3.3    Holders of Equity Warrants May Enforce Rights................................................................      8
     3.4    Merger, Consolidation, Sale, Transfer or Conveyance..........................................................      8
     3.5    Treatment of Holders of Equity Warrant Certificates..........................................................      9
ARTICLE 4.  Exchange and Transfer of Equity Warrants.....................................................................      9
     4.1    Equity Warrant Register, Exchange and Transfer of Equity Warrants............................................      9
     4.2    Treatment of Holders of Equity Warrants......................................................................     10
     4.3    Cancellation of Equity Warrant Certificates..................................................................     11
ARTICLE 5.  Concerning the Equity Warrant Agent..........................................................................     11
     5.1    Equity Warrant Agent.........................................................................................     11
     5.2    Conditions of Equity Warrant Agent's Obligations.............................................................     11
     5.3    Compliance with Applicable Laws..............................................................................     13
     5.4    Resignation and Appointment of Successor.....................................................................     14
ARTICLE 6.  Miscellaneous................................................................................................     15
     6.1    Amendment....................................................................................................     15
     6.2    Notices and Demands to the Company and Equity Warrant Agent..................................................     16
     6.3    Addresses for Notices........................................................................................     16
     6.4    Governing Law................................................................................................     16
     6.5    Governmental Approvals.......................................................................................     16
     6.6    Persons Having Rights Under Equity Warrant Agreement.........................................................     17
     6.7    Delivery of Prospectus.......................................................................................     17
     6.8    Headings.....................................................................................................     17
     6.9    Counterparts.................................................................................................     17
     6.10   Inspection of Agreement......................................................................................     17

          THIS EQUITY WARRANT AGREEMENT, dated as of ___________________, between Northrop Grumman Corporation, a Delaware corporation (the "Company"), and ____________________, a ________________ organized and existing under the laws of ______________________, as warrant agent (the "Equity Warrant Agent").

          WHEREAS, the Company proposes to sell [title of preferred stock, common stock or other securities being offered (the "Offered Securities") with] certificates evidencing one or more warrants (the "Equity Warrants" or, individually, an "Equity Warrant") representing the right to purchase shares of the common stock, par value $1.00 per share, of the Company (the "Common Stock") and/or preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "Equity Warrant Certificates"; the Common Stock and the Preferred Stock being referred to herein, individually or together, as the "Equity Securities", and

          WHEREAS, the Company has duly authorized the execution and delivery of this Equity Warrant Agreement to provide for the issuance of Equity Warrants to be exercisable at such times and for such prices, and to have such other provisions, as shall be fixed as hereinafter provided.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE 1.

                 ISSUANCE OF EQUITY WARRANTS AND EXECUTION AND
                    DELIVERY OF EQUITY WARRANT CERTIFICATES

          1.1 ISSUANCE OF EQUITY WARRANTS. Equity Warrants may be issued from time to time, together with or separately from Offered Securities. Prior to the issuance of any Equity Warrants, there shall be established by or pursuant to a resolution or resolutions duly adopted by the Company's Board of Directors or by any committee thereof duly authorized to act with respect thereto (a "Board Resolution"):

               (a) The title and aggregate number of such Equity Warrants.

               (b) The offering price of such Equity Warrant.

               (c) The number of shares of Equity Securities that may be purchased upon exercise of such Equity Warrants; the price, or the manner of determining the price (the "Equity Warrant Price") at which such shares of Equity Securities may be purchased upon exercise of the Equity Warrants; and any minimum number of such Equity Warrants that are exercisable at any one time.

               (d) The currency or currencies, including composite currencies or currency units, in which the price of such Equity Warrants may be payable.

               (e) The time or times at which, or period or periods during which, such Equity Warrants may be exercised and the final date on which such Equity Warrants may be exercised (the "Expiration Date").

               (f) The terms of any right to redeem such Equity Warrants.

               (g) Whether such Equity Warrants are to be issued with any Offered Securities and, if so, the number and terms of any such Offered Securities and the number of Equity Warrants to be issued with each Offered Security.

               (h) The date, if any, on and after which the Equity Warrants and the Offered Securities will be separately transferable (the "Detachable Date").

               (i) The terms of any right of the Company to accelerate the Equity Warrants upon the occurrence of certain events.

               (j) Any other terms of such Equity Warrants not inconsistent with the provisions of this Agreement.

          1.2  FORM AND EXECUTION OF EQUITY WARRANT CERTIFICATES.

               (a) The Equity Warrants shall be evidenced by warrant certificates (the "Equity Warrant Certificates"), which shall be in registered form and substantially in such form or forms as shall be established by or pursuant to a Board Resolution. Each Equity Warrant Certificate, whenever issued, shall be dated the date it is countersigned by the Equity Warrant Agent and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Equity Warrants may be listed, or to conform to usage, as the officer of the Company executing the same may approve (his execution thereof to be conclusive evidence or such approval). Each Equity Warrant Certificate shall evidence one or more Equity Warrants.

               (b) The Equity Warrant Certificates shall be signed in the name and on behalf of the Company by its Chairman, its President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President") under its corporate seal, and attested by its Secretary or an Assistant Secretary. Such signatures may be manual or facsimile signatures of the present or any future holder of any such office and may be imprinted or otherwise reproduced on the Equity Warrant Certificates. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Equity Warrant Certificates.

               (c) No Equity Warrant Certificate shall be valid for any purpose, and no Equity Warrant evidenced thereby shall be deemed issued or exercisable, until such Equity Warrant Certificate has been countersigned by the manual or facsimile signature of the Equity Warrant Agent. Such signature by the Equity Warrant Agent upon any Equity Warrant Certificate executed by the Company shall be conclusive evidence that the Equity Warrant Certificate so countersigned has been duly issued hereunder.

               (d) In case any officer of the Company who shall have signed any Equity Warrant Certificate either manually or by facsimile signature shall cease to be such officer before the Equity Warrant Certificate so signed shall have been countersigned and delivered by the Equity Warrant Agent, such Equity Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Equity Warrant Certificate had not ceased to be such officer of the Company; and any Equity Warrant Certificate may be signed on behalf of the Company by such person as, at the actual date of the execution of such Equity Warrant Certificate, shall be the proper officer of the Company, although at the date of the execution of this Agreement such person was not such an officer.

          1.3 ISSUANCE AND DELIVERY OF EQUITY WARRANT CERTIFICATES. At any time and from time to time after the execution and delivery of this Agreement, the Company may deliver Equity Warrant Certificates executed by the Company to the Equity Warrant Agent for countersignature. Except as provided in the following sentence, the Equity Warrant Agent shall thereupon countersign and deliver such Equity Warrant Certificates to or upon the written request of the Company. Subsequent to the original issuance of an Equity Warrant Certificate evidencing Equity Warrants, the Equity Warrant Agent shall countersign a new Equity Warrant Certificate evidencing such Equity Warrants only if such Equity Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Equity Warrant Certificates evidencing such Equity Warrants or in connection with their transfer, as hereinafter provided.

          1.4 TEMPORARY EQUITY WARRANT CERTIFICATES. Pending the preparation of definitive Equity Warrant Certificate, the Company may execute, and upon the order of the Company the Equity Warrant Agent shall countersign and deliver, temporary Equity Warrant Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Equity Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer executing such Equity Warrant Certificates may determine, as evidenced by his execution of such Equity Warrant Certificates.

          If temporary Equity Warrant Certificates are issued, the Company will cause definitive Equity Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Equity Warrant Certificates, the temporary Equity Warrant Certificates shall be exchangeable for definitive Equity Warrant Certificates upon surrender of the temporary Equity Warrant Certificates at the corporate trust office of the Equity Warrant Agent [or], without charge to the Holder, as defined in Section 1.6 hereof. Upon surrender for cancellation of any one or more temporary Equity Warrant Certificates, the Company shall execute and the Equity Warrant Agent shall countersign and deliver in exchange therefor definitive Equity Warrant Certificates representing the same aggregate number of Equity Warrants. Until so exchanged, the temporary Equity Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Equity Warrant Certificates.

          1.5 PAYMENT OF TAXES. The Company will pay all stamp and other duties, if any, to which this Agreement or the original issuance of the Equity Warrants or Equity Warrant Certificates may be subject under the laws of the United States of America or any state or locality.

          1.6 "HOLDER". The term "Holder" or "Holders" as used herein with reference to an Equity Warrant certificate shall mean the person or persons in whose name such Equity Warrant Certificate shall then be registered as set forth in the Equity Warrant Register to be maintained by the Equity Warrant Agent pursuant to Section 4.1 for that purpose or, in the case of Equity Warrants that are issued with Offered Securities and cannot then be transferred separately therefrom, [IF REGISTERED OFFERED SECURITIES AND EQUITY WARRANTS THAT ARE NOT THEN DETACHABLE -- the person or persons in whose name the related Offered Securities shall be registered as set forth in the security register for such Offered Securities, prior to the Detachable Date.] [IF REGISTERED OFFERED SECURITIES AND EQUITY WARRANTS THAT ARE NOT THEN DETACHABLE -- the Company will, or will cause the security registrar of any such Offered Securities to, make available to the Equity Warrant Agent at all times (including on and after the Detachable Date, in the case of Equity Warrants originally issued with Offered Securities and not subsequently transferred separately therefrom] such information as to holders of Offered Securities with Equity Warrants as may be necessary to keep the Warrant Register up to date.]

                                  ARTICLE 2.

                   DURATION AND EXERCISE OF EQUITY WARRANTS

          2.1 DURATION OF EQUITY WARRANTS. Each Equity Warrant may be exercised at the time or times, or during the period or periods, provided by or pursuant to the Board Resolution relating thereto and specified in the Equity Warrant Certificate evidencing such Equity Warrant. Each Equity Warrant not exercised at or before 5:00 P.M., New York City time, on its Expiration Date shall become void, and all rights of the Holder of such Equity Warrant thereunder and under this Agreement shall cease, provided that the Company reserves the right to, and may, in its sole discretion, at any time and from time to time, at such time or times as the Company so determines, extend the expiration date of the Equity Warrants for such periods of time as it chooses; further provided that in no case may the expiration date of the Equity Warrants (as extended) be extended beyond five years from the expiration date set forth above. Whenever the expiration date of the Equity Warrants is so extended, the Company shall at least 20 days prior to the then expiration date cause to be mailed to the Equity Warrant Agent and the registered Holders of the Equity Warrants in accordance with the provisions of Section 5.3 hereof a notice stating that the expiration date has been extended and setting forth the new expiration date. No adjustment shall be made for any dividends on any Equity Securities issuable upon exercise of any Equity Warrant.

          2.2  EXERCISE OF EQUITY WARRANTS.

               (a) The Holder of an Equity Warrant shall have the right, at its option, to exercise such Equity Warrant and, subject to subsection (e) of this Section 2.2, purchase the number of shares of Equity Securities provided for therein at the time or times or during the period or periods referred to in Section 2.1 and specified in the Equity Warrant Certificate evidencing such Equity Warrant. If specified in the Equity Warrant Certificate, no fewer than the minimum number of Equity Warrants may be exercised by or on behalf of any one Holder at any one time. Except as may be provided in an Equity Warrant Certificate, an Equity Warrant may be exercised by completing the form of election to purchase set forth on the reverse side of the Equity Warrant Certificate, by duly executing the same, and by delivering the same, together with payment in full of the Equity Warrant Price, in lawful money of the [United States of America,] in cash or by certified or official bank check or by bank wire transfer, to the Equity Warrant Agent. Except as may be provided in an Equity Warrant Certificate, the date on which such Equity Warrant Certificate and payment are received by the Equity Warrant Agent as aforesaid shall be deemed to be the date on which the Equity Warrant is exercised and the relevant shares of Equity Securities are issued.

               (b) Upon the exercise of an Equity Warrant, the Company shall, as soon as practicable, issue, to or upon the order of the Holder of such Equity Warrant, the shares of Equity Securities to which such Holder is entitled, registered, in the case of shares of Equity Securities in registered form, in such name or names as may be directed by such Holder.

               (c) The Equity Warrant Agent shall deposit all funds received by it in payment of the Equity Warrant Price for Equity Warrants in the amount of the Company maintained with it for such purpose and shall advise the Company by telephone by 5:00 P.M., New York City time, of each day on which a payment of the Equity Warrant Price for Equity Warrants is received of the amount so deposited in its account. The Equity Warrant Agent shall promptly confirm such telephone advice in writing to the Company.

               (d) The Equity Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Equity Warrants of each title exercised as provided herein, (ii) the instructions of each Holder of such Equity Warrants with respect to delivery of the Equity Securities issued upon exercise of such Equity Warrants to which such Holder is entitled upon such exercise, and (iii) such other information as the Company or such Trustee shall reasonably require. Such advice may be given by telephone to be promptly confirmed in writing.

               (e) The Company will pay all documentary stamp taxes attributable to the initial issuance of Equity Warrants; provided, however, that the holder, and not the Company, shall be required to pay any stamp or other tax or other governmental charge that may be imposed in connection with any transfer involved in the issuance of the Equity Securities; and in the event that any such transfer is involved, the Company shall not be required to issue any Equity Securities (and the holder's purchase of the shares of Equity Securities issued upon the exercise of such holder's Equity Warrant shall not be deemed to have been consummated) until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

          2.3 EQUITY WARRANT ADJUSTMENTS. The terms and conditions, if any, on which the exercise price of and/or the number of shares of Equity Securities covered by an Equity Warrant are subject to adjustments will be set forth in the Prospectus Supplement relating thereto. Such terms will include the adjustment mechanism for the exercise price of, and the number of shares of Equity Securities covered by, an Equity Warrant, the events requiring such adjustments, the events upon which the Company may, in lieu of making such adjustments, make proper provisions so that the Holder, upon exercise of such holder's Equity Warrant, would be treated as if such Holder had been a holder of the Equity Securities received upon such exercise, prior to the occurrence of such events, and provisions affecting exercise of the Equity Warrants in the event of certain events affecting the Equity Securities.

                                  ARTICLE 3.

                OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                              OF EQUITY WARRANTS

          3.1 NO RIGHTS AS HOLDER OF EQUITY SECURITIES CONFERRED BY EQUITY WARRANTS OR EQUITY WARRANT CERTIFICATES. No Equity Warrant or Equity Warrant Certificate shall entitle the Holder to any of the rights of a holder of Equity Securities, including, without limitation, voting, dividend or liquidation rights.

          3.2 LOST, STOLEN, DESTROYED OR MUTILATED EQUITY WARRANT CERTIFICATES. Upon receipt by the Company and the Equity Warrant Agent of evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Equity Warrant Certificate and of indemnity (other than in connection with any mutilated Equity Warrant certificates surrendered to the Equity Warrant Agent for cancellation) reasonably satisfactory to them, the Company shall execute, and the Equity Warrant Agent shall countersign and deliver, in exchange for or in lieu of each lost, stolen, destroyed or mutilated Equity Warrant Certificate, a new Equity Warrant Certificate evidencing a like number of Equity Warrants of the same title. Upon the issuance of a new Equity Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the fees and expenses of the Equity Warrant Agent) in connection therewith. Every substitute Equity Warrant Certificate executed and delivered pursuant to this
Section in lieu of any lost, stolen or destroyed Equity Warrant Certificate shall represent a contractual obligation of the Company, whether or not such lost, stolen or destroyed Equity Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Equity Warrant Certificates, duly executed and delivered hereunder, evidencing Equity Warrants of the same title. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of lost, stolen, destroyed or mutilated Equity Warrant Certificates.

          3.3 HOLDERS OF EQUITY WARRANTS MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder may, without the consent of the Equity Warrant Agent, enforce and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of his right to exercise his Equity Warrants as provided in the Equity Warrants and in this Agreement.

          3.4  MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE.

               (a) In case any of the following shall occur while any Equity Warrants are outstanding: (i) any reclassification or change of the outstanding shares of Equity Securities; or (ii) any consolidation or merger to which the Company is party (other than a consolidation or a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change in, the outstanding shares of Equity Securities issuable upon exercise of the Equity Warrants); or
     (iii) any sale, conveyance or lease to another corporation of the property of the Company as an entirety or substantially as an entirety; then the Company, or such successor or purchasing corporation, as the case may be, shall make appropriate provision by amendment of this Agreement or otherwise so that the Holders of the Equity Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Equity Warrants, to purchase the kind and amount of shares of stock and other securities and property receivable upon such a reclassification, change, consolidation, merger, sale, conveyance or lease as would be received by a holder of the number of shares of Equity Securities issuable upon exercise of such Equity Warrant immediately prior to such reclassification, change, consolidation, merger, sale, conveyance or lease, and, in the case of a consolidation, merger, sale, conveyance or lease, the Company shall thereupon be relieved of any further obligation hereunder or under the Equity Warrants, and the Company as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Equity Warrants issuable hereunder which theretofore shall not have been signed by the Company, and may execute and deliver Equity Securities in its own name, in fulfillment of its obligations to deliver Equity Securities upon exercise of the Equity Warrants. All the Equity Warrants so issued shall in all respects have the same legal rank and benefit under this Agreement as the Equity Warrants theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Equity Warrants had been issued at the date of the execution hereof. In any case of any such reclassification, change, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Equity Warrants thereafter to be issued as may be appropriate.

               (b) The Equity Warrant Agent may receive a written opinion of legal counsel as conclusive evidence that any such merger, consolidation, sale, transfer, conveyance or other disposition of substantially all of the assets of the Company complies with the provisions of this Section 3.2.

          3.5  TREATMENT OF HOLDERS OF EQUITY WARRANT CERTIFICATES.

               (a) In the event that the Equity Warrants are offered together with, and, prior to the Detachable Date, are not detachable to, offered Securities, the Company, the Equity Warrant Agent and all other persons may, prior to such Detachable Date, treat the holder of the Offered Security as the Holder of the Equity Warrant Certificates initially attached thereto for any purpose and as the person entitled to exercise the rights represented by the Equity Warrants evidenced by such Equity Warrant Certificates, any notice to the contrary notwithstanding. After the Detachable Date and prior to due presentment of an Equity Warrant Certificate for registration of transfer, the Company and the Equity Warrant Agent may treat the registered Holder of an Equity Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Equity Warrants evidenced thereby, any notice to the contrary notwithstanding.

               (b) In all other cases, the Company and the Equity Warrant Agent may treat the registered Holder of an Equity Warrant Certificate as the absolute Holder thereof for any purpose and as the person entitled to exercise the rights represented by the Equity Warrants evidenced thereby, any notice to the contrary notwithstanding.

                                   ARTICLE 4.

                    EXCHANGE AND TRANSFER OF EQUITY WARRANTS

    4.1  EQUITY WARRANT REGISTER; EXCHANGE AND TRANSFER OF EQUITY WARRANTS.
The Equity Warrant Agent shall maintain, at its corporate trust office [or at _________________], a register (the "Equity Warrant Register") in which, upon the issuance of Equity Warrants, or on and after the Detachable Date in the case of Equity Warrants not separately transferable prior thereto, and, subject to such reasonable regulations as the Equity Warrant Agent may prescribe, it shall register Equity Warrant Certificates and exchanges and transfers thereof. The Equity Warrant Register shall be in written form or in any other form capable of being converted into written form within a reasonable time.

          Except as provided in the following sentence, upon surrender at the corporate trust office of the Equity Warrant Agent [or at _______________________], Equity Warrant Certificates may be exchanged for one or more other Equity Warrant Certificates evidencing the same aggregate number of Equity Warrants of the same title, or may be transferred in whole or in part. An Equity Warrant Certificate evidencing Equity Warrants that are not then transferable separately from the Offered Security with which they were issued may be exchanged or transferred prior to its Detachable Date only together with such Offered Security and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Offered Security; and on or prior to the Detachable Date, each exchange or transfer of such Offered Security on the Security Register of the Offered Securities shall operate also to exchange or transfer the related Equity Warrants. A transfer shall be registered upon surrender of an Equity Warrant Certificate to the Equity Warrant Agent at its corporate trust office [or at _______________] for transfer, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Equity Warrant Agent. Whenever an Equity Warrant Certificate is surrendered for exchange or transfer, the Equity Warrant Agent shall countersign and deliver to the person or person entitled thereto one or more Equity Warrant Certificates duly executed by the Company, as so requested. The Equity Warrant Agent shall not be required to effect any exchange or transfer which will result in the issuance of an Equity Warrant Certificate evidencing a fraction of an Equity Warrant. All Equity Warrant Certificates issued upon any exchange or transfer of an Equity Warrant Certificate shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Equity Warrant Certificate surrendered for such exchange or transfer.

          No service charge shall be made for any exchange or transfer of Equity Warrants, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such exchange or transfer, in accordance with Section 2.2(f) hereof.

          4.2 TREATMENT OF HOLDERS OF EQUITY WARRANTS. Every Holder of an Equity Warrant, by accepting the Equity Warrant Certificate evidencing the same, consents and agrees with the Company, the Equity Warrant Agent and with every other Holder of Equity Warrants of the same title that the Company and the Equity Warrant Agent may treat the holder of an Equity Warrant Certificate (or if the Equity Warrant Certificate is not then detachable, the Holder of the related Offered Security) as the absolute owner of such Equity Warrant for all purposes and as the person entitled to exercise the rights represented by such Equity Warrant, any notice to the contrary notwithstanding.

          4.3 CANCELLATION OF EQUITY WARRANT CERTIFICATES. In the event that the Company shall purchase, redeem or otherwise acquire any Equity Warrants after the issuance thereof, the Equity Warrant Certificate or Certificates evidencing such Equity Warrants shall thereupon be delivered to the Equity Warrant Agent and be canceled by it. The Equity Warrant Agent shall also cancel any Equity Warrant Certificate (including any mutilated Equity Warrant Certificate) delivered to it for exercise, in whole or in part, or for exchange or transfer. Equity Warrant Certificates so canceled shall be delivered by the Equity Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

                                  ARTICLE 5.

                      CONCERNING THE EQUITY WARRANT AGENT

          5.1 EQUITY WARRANT AGENT. The Company hereby appoints ______________________ as Equity Warrant Agent of the Company in respect of the Equity Warrants upon the terms and subject to the conditions set forth herein; and _______________ hereby accepts such appointment. The Equity Warrant Agent shall have the powers and authority granted to and conferred upon it in the Equity Warrant Certificates and hereby and such further powers and authority acceptable to it to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Equity Warrant Certificates are subject to and governed by the terms and provisions hereof.

          5.2 CONDITIONS OF EQUITY WARRANT AGENT'S OBLIGATIONS. The Equity Warrant Agent accepts its obligations set forth herein upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders shall be subject:

               (a) COMPENSATION AND INDEMNIFICATION. The Company agrees to promptly pay the Equity Warrant Agent the compensation to be set forth in an exhibit hereto and to reimburse the Equity Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Equity Warrant Agent in connection with the services rendered hereunder by the Equity Warrant Agent. The Company also agrees to indemnify the Equity Warrant Agent for, and to hold it harmless against, any loss, liability or expenses (including the reasonable costs and expense of defending against any claim of liability) incurred without negligence or bad faith on the part of the Equity Warrant Agent arising our of or in connection with its appointment as Equity Warrant Agent hereunder.

               (b) AGENT FOR THE COMPANY. In acting under this Agreement and in connection with any Equity Warrant Certificate, the Equity Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any Holder.

               (c) COUNSEL. The Equity Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

               (d) DOCUMENTS. The Equity Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in reliance upon any notice, direction, consent, certification, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

               (e) OFFICER'S CERTIFICATE. Whenever in the performance of its duties hereunder the Equity Warrant Agent shall reasonably deem it necessary that any fact or matter be proved or established by the Company prior to taking, suffering or omitting any action hereunder, the Equity Warrant Agent may (unless other evidence in respect thereof be herein specifically prescribed), in the absence of bad faith on its part, rely upon a certificate signed by the Chairman, the President, a Vice President, the Treasurer, and Assistant Treasurer, the Secretary or an Assistant Secretary of the Company (an "Officer's Certificate") delivered by the Company to the Equity Warrant Agent.

               (f) ACTIONS THROUGH AGENTS. The Equity Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Equity Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct or any such attorney or agent or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys and agents.

               (g) CERTAIN TRANSACTIONS. The Equity Warrant Agent, and any officer, director or employee thereof, may become the owner of, or acquire interest in, any Equity Warrant, with the same rights that he, she or it would have if it were not the Equity Warrant Agent, and, to the extent permitted by applicable law, he, she or it may engage or be interested in any financial or other transaction with the Company and may serve on, or as depositary, trustee or agent for, any committee or body of holders of Debt Securities or other obligations of the Company as if it were not the Equity Warrant Agent.

               (h) NO LIABILITY FOR INTEREST. The Equity Warrant Agent shall not be liable for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Equity Warrant Certificates, except as otherwise agreed with the Company.

               (i) NO LIABILITY FOR INVALIDITY. The Equity Warrant Agent shall incur no liability with respect to the validity of this Agreement (except as to the due execution hereof by the Equity Warrant Agent) or any Equity Warrant Certificate (except as to the countersignature thereof by the Equity Warrant Agent).

               (j) NO RESPONSIBILITY FOR COMPANY REPRESENTATIONS. The Equity Warrant Agent shall not be responsible for any of the recitals or representations contained herein (except as to such statements or recitals as describe the Equity Warrant Agent or action taken or to be taken by it) or in any Equity Warrant Certificate (except as to the Equity Warrant Agent's countersignature on such Equity Warrant Certificate), all of which recitals and representations are made solely by the Company.

               (k) NO IMPLIED OBLIGATIONS. The Equity Warrant Agent shall be obligated to perform only such duties as are specifically set forth herein, and no other duties or obligations shall be implied. The Equity Warrant Agent shall not be under any obligation to take any action hereunder that may subject it to any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Equity Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Equity Warrant Certificate countersigned by the Equity Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the Application by the Company of the proceeds of the issuance or exercise of Equity Warrants. The Equity Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Equity Warrant Certificate or in case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.2 hereof, to make any demand upon the Company.

          5.3 COMPLIANCE WITH APPLICABLE LAWS. The Equity Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Equity Warrant Agreement and in connection with the Equity Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Equity Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

          5.4  RESIGNATION AND APPOINTMENT OF SUCCESSOR.

               (a) The Company agrees, for the benefit of the Holders of the Equity Warrants, that there shall at all times be an Equity Warrant Agent hereunder until all the Equity Warrants are no longer exercisable.

               (b) The Equity Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Equity Warrant Agent and acceptance of such appointment by such successor Equity Warrant Agent, as hereinafter provided. The Equity Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Equity Warrant Agent (which shall be a banking institution organized under the laws of the United States of America, or one of the states thereof and having an office or an agent's office in the Borough of Manhattan, the City of New York) and the acceptance of such appointment by such successor Equity Warrant Agent. In the event a successor Equity Warrant Agent has not been appointed and has not accepted its duties within 90 days of the Equity Warrant Agent's notice of resignation, the Equity Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Equity Warrant Agent. The obligation of the Company under
     Section 5.2(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Equity Warrant Agent.

               (c) In case at any time the Equity Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Equity Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Equity Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Equity Warrant Agent. Upon the appointment as aforesaid of a successor Equity Warrant Agent and acceptance by the latter of such appointment, the Equity Warrant Agent so superseded shall cease to be the Equity Warrant Agent hereunder.

               (d) Any successor Equity Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Equity Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Equity Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Equity Warrant

     Agent shall be entitled to receive all moneys, securities and other property on deposit with or held by such predecessor, as Equity Warrant Agent hereunder.

               (e) Any corporation into which the Equity Warrant Agent hereunder may be merged or converted or any corporation with which the Equity Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Equity Warrant Agent shall be a party, or any corporation to which the Equity Warrant Agent shall sell or otherwise transfer all or substantially all of the assets and business of the Equity Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Equity Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                                   ARTICLE 6.

                                 MISCELLANEOUS

          6.1  AMENDMENT.

               (a) This Agreement and the Equity Warrants may be amended by the Company and the Equity Warrant Agent, without the consent of the Holders of Equity Warrants, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem to be necessary or desirable and which will not materially and adversely affect the interests of the Holders of the Equity Warrants.

               (b) The Company and the Equity Warrant Agent may modify or amend this Agreement and the Equity Warrant Certificates with the consent of the Holders of not fewer than a majority in number of the then outstanding unexercised Equity Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that shortens the period of time during which the Equity Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the holders or reduces the percentage of holders of outstanding Equity Warrants the consent of which is required for modification or amendment of this agreement or the Equity Warrants, may be made without the consent of each holder affected thereby.

          6.2 NOTICES AND DEMANDS TO THE COMPANY AND EQUITY WARRANT AGENT. If the Equity Warrant Agent shall receive any notice or demand addressed to the Company by any Holder pursuant to the provisions of the Equity Warrant Certificate, the Equity Warrant Agent shall promptly forward such notice or demand to the Company.

          6.3 ADDRESSES FOR NOTICES. Any communications from the Company to the Equity Warrant Agent with respect to this Agreement shall be addressed to [name of Equity Warrant Agent], [_____________________, New York, New York ______],
Attention: [Corporate Trust Department]; any communications from the Equity Warrant Agent to the Company with respect to this Agreement shall be addressed to Northrop Grumman Corporation, 1840 Century Park East, Los Angeles, California 90067, Attention: ___________________ (with a copy to the Secretary); or such other addresses as shall be specified in writing by the Equity Warrant Agent or by the Company.

          6.4 GOVERNING LAW. This Agreement and the Equity Warrants shall be governed by the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

          6.5 GOVERNMENTAL APPROVALS. The Company will from time to time use all reasonable efforts to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and the national securities exchange on which the Equity Warrants may be listed or authorized for trading from time to time and filings under the United States federal and state laws, which may be or become requisite in connection with the issuance, sale, trading, transfer or delivery of the Equity Warrants, and the exercise of the Equity Warrants.

          6.6 PERSONS HAVING RIGHTS UNDER EQUITY WARRANT AGREEMENT. Nothing in this Agreement expressed or implied and nothing that my be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Equity Warrant Agent and the Holders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Equity Warrant Agent and their successors and of the Holders of Equity Warrant Certificates.

          6.7 DELIVERY OF PROSPECTUS. The Company will furnish to the Equity Warrant Agent sufficient copies of a prospectus of prospectuses relating to the Equity Securities deliverable upon exercise of any outstanding Equity Warrants (each a "Prospectus"), and the Equity Warrant Agent agrees to deliver to the Holder of the Equity Warrant, prior to or concurrently with the delivery of the Equity Securities issued upon the exercise thereof, a copy of the Prospectus relating to such Equity Securities.

          6.8 HEADINGS. The descriptive headings of the several Articles and Sections and the Table of Contents of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          6.9 COUNTERPARTS. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original; but all such counterparts shall together constitute but one and the same instrument.

          6.10 INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Equity Warrant Agent, for inspection by the Holders of Equity Warrants.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


                                             NORTHROP GRUMMAN CORPORATION


                                             By ________________________________

                                                ________________________________
                                                [Printed Name and Title]
Attest:

Name: ________________________________

Title:________________________________


                                             ___________________________________
                                             [Name of Debt Warrant Agent]

                                             By ________________________________

                                                ________________________________
                                                [Printed Name and Title]
Attest:

Name: ________________________________

Title:________________________________